PA|C℠

Preferred Apartment Communities

SUPPLEMENTAL FINANCIAL DATA

Q4 2020

APTS
LISTED
NYSE

Preferred Apartment Communities, Inc. Reports Results for Fourth Quarter 2020

Atlanta, GA, March 1, 2021
    Preferred Apartment Communities, Inc. (NYSE: APTS) ("we," "our," the "Company," "Preferred Apartment Communities" or "PAC") today reported results for the quarter and year ended December 31, 2020. Unless otherwise indicated, all per share results are reported based on the basic weighted average shares of Common Stock and Class A Units ("Class A Units") of the Preferred Apartment Communities Operating Partnership (our "Operating Partnership") outstanding. See Definitions of Non-GAAP Measures on page S-22.

“We are very pleased with our fourth quarter and full year operational results across our entire portfolio which demonstrate the durability and quality of these assets located in the thriving Sunbelt region. Our rent collections were very strong, and we credit this to our best in class teams and our focused Sunbelt strategy. Our Class A suburban multifamily portfolio continues to demonstrate solid growth due to broad positive economic and migration trends,” stated Joel Murphy, Preferred Apartment Communities’ President and Chief Executive Officer.

“2020 was also a transformational year for PAC. We went on offense and focused on several key strategic initiatives designed to streamline our business and position PAC for future growth. We completed our internalization, which simplified our platform, and completed the sale of our student housing portfolio for $478 million, which simplified our portfolio. With shareholder approval, we improved our governance by allowing shareholders to amend our bylaws, and we improved our balance sheet flexibility by reducing the call option on our Series A preferred stock from 10 years to 5 years. As a result of these steps, we ended the year having significantly reduced our preferred shares outstanding and invested $277 million in multifamily acquisitions. We enter 2021 energized to continue our drive to further improve our balance sheet and to grow our multifamily portfolio by leveraging our deep relationships and local market knowledge in key suburban Sunbelt markets.”

    Our operating results are presented below.

	Three months ended December 31,			Year ended December 31,
	2020	2019	% change	2020	2019	% change

Revenues (in thousands)	$121,121	$124,866	(3.0)%	$502,197	$470,427	6.8%

Per share data:
Net income (loss) (1)	$(0.77)	$(0.71)	(8.5)%	$(6.95)	$(2.73)	—
FFO (2)	$(0.20)	$0.31	—	$(3.36)	$1.37	—
Core FFO (2)	$0.31	$0.35	(11.4)%	$1.07	$1.49	(28.2)%
AFFO (2)	$0.25	$0.35	(28.6)%	$0.83	$1.02	(18.6)%
Dividends (3)	$0.175	$0.2625	(33.3)%	$0.7875	$1.0475	(24.8)%

(1) Per weighted average share of Common Stock outstanding for the periods indicated.
(2) FFO, Core FFO and AFFO results are presented per basic weighted average share of Common Stock and Class A Unit in our Operating Partnership outstanding for the periods indicated. See Reconciliations of FFO Attributable to Common Stockholders and Unitholders, Core FFO and AFFO to Net Income (Loss) Attributable to Common Stockholders beginning on page S-3 and Definitions of Non-GAAP Measures beginning on page S-22.
(3) Per share of Common Stock and Class A Unit outstanding.

Financial

•Our total revenues for the year ended December 31, 2020 increased 6.8% to approximately $502.2 million from the year ended December 31, 2019, largely due to incremental revenues from newly acquired real estate assets. Our total revenues declined for the quarter ended December 31, 2020 versus the 2019 period due to the sale on November 3, 2020 of our eight student housing properties.

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•Our net loss per share was $(0.77) and $(0.71) for the three-month periods ended December 31, 2020 and 2019, respectively. Funds From Operations, or FFO, was $(0.20) and $0.31 per weighted average share of Common Stock and Class A Unit outstanding for the three months ended December 31, 2020 and 2019, respectively. The decline in FFO per share was driven by:

*deemed dividends resulting from our call of preferred stock and other cash redemptions of preferred stock in the fourth quarter 2020 that totaled approximately $0.49 per share;
*decreased interest revenue from our smaller portfolio of real estate loan investments and lines of credit of     approximately $0.06 per share; and
*a gain from the sale of mortgage-backed securities in 2019 which did not recur in 2020 of approximately $0.03 per share;
*partially offset by an increase of approximately $0.06 per share from improved property operational results and acquisitions.

•Our Core FFO per share result increased to $0.31, up 19.2% from $0.26 for the third quarter 2020, primarily due to:

*higher purchase option termination revenue of approximately $0.02 per share;
*land easement proceeds received in the fourth quarter 2020 of approximately $0.01 per share; and
*reduced monthly preferred stock dividends following the call of 208,786 shares of preferred stock of approximately $0.01 per share.

•Our AFFO per share increased to $0.25 for the fourth quarter 2020 from $0.07 for the third quarter 2020, primarily due to:

*an increase of accrued interest received of approximately $0.07 per share;
*higher purchase option termination revenue of approximately $0.02 per share;
*land easement proceeds received in the fourth quarter 2020 of approximately $0.01 per share;
*reduced monthly preferred stock dividends following the call of 208,786 shares of preferred stock of approximately $0.01 per share; and
*lower recurring capital expenditures on our real estate properties of approximately $0.02 per share.

•Our Core FFO payout ratio to Common Stockholders and Unitholders was approximately 57.9% and our Core FFO payout ratio to our preferred stockholders was approximately 78.4% for the fourth quarter 2020. (A)

•Our AFFO payout ratio to our preferred stockholders improved to approximately 81.7% for the fourth quarter 2020 from 90.9% for the third quarter 2020.(A) Our fourth quarter 2020 AFFO payout ratio reflects an increase of accrued interest received on our real estate loan investment portfolio of approximately $3.5 million versus the third quarter 2020. We have approximately $22.5 million of accrued interest revenue on our real estate loan investment portfolio, that will positively impact AFFO when collected.

•As of December 31, 2020, our total assets were approximately $4.3 billion, a decrease from our total assets of approximately $4.8 billion at December 31, 2019 that mainly resulted from the sale of our student housing portfolio during the fourth quarter 2020 and the utilization of proceeds to fund a call of 208,786 shares of our preferred stock.

(A) We calculate the Core FFO and AFFO payout ratios to Common Stockholders as the ratio of Common Stock dividends and distributions to Core FFO and AFFO. We calculate the Core FFO and AFFO payout ratios to preferred stockholders as the ratio of Preferred Stock dividends to the sum of Preferred Stock dividends and Core FFO and AFFO. Since our operations resulted in a net loss from continuing operations for the periods presented, a payout ratio based on net loss is not calculable. See Definitions of Non-GAAP Measures on page S-22.

The following chart details monthly cash collections of rental revenues before and after the effect of rent deferrals across all our operating business lines as of February 25, 2021:

	Cash Collections of 2020 Recurring Rental Revenues (1)
Unadjusted for rent deferrals:	First quarter	Second quarter	Third quarter	October	November	December

Multifamily	99.9%	98.8%	99.0%	99.0%	99.1%	99.1%
Office	99.9%	98.1%	99.7%	99.9%	100.0%	99.4%
Grocery-anchored retail (2)	99.5%	91.7%	95.9%	97.3%	97.2%	97.8%

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	Cash Collections of 2020 Recurring Rental Revenues (1)
Adjusted for rent deferrals:	First quarter	Second quarter	Third quarter	October	November	December

Multifamily	99.9%	99.4%	99.0%	99.0%	99.1%	99.1%
Office	99.9%	99.9%	100.0%	99.9%	100.0%	99.4%
Grocery-anchored retail (2)	99.6%	96.8%	97.6%	98.2%	98.0%	97.9%

(1) Percent of revenue billed includes recurring charges for base rent, operating expense escalations, pet, garage, parking and storage rent, as well as receivables from U.S. Government tenants, from which collection is reasonably assured.
(2) Includes an investment in an unconsolidated joint venture that is not prorated for our ownership percentage.

The following chart details monthly occupancy and percent leased rates across all our operating business lines:

	2020 Monthly Occupancy and Percentages Leased
	First quarter	Second quarter	Third quarter	October	November	December

Occupancy:
Multifamily (stabilized) (1)	95.5%	94.7%	95.6%	95.4%	95.8%	95.6%
Percent leased: (2)
Office	96.7%	96.2%	95.5%	95.4%	95.4%	94.7%
Grocery-anchored retail (3)	92.6%	92.7%	92.5%	92.4%	91.1%	91.0%

(1) For quarterly periods, calculated as the average of the number of occupied units on the 20th day of each of the trailing three months from the period end date.
(2) Percent of total area leased as of the period end date.
(3) Includes an investment in an unconsolidated joint venture that is not prorated for our ownership percentage.

Operational

•Our multifamily communities' same store rental and other property revenues increased 0.6% and our same store net operating income increased 0.7% for the year ended December 31, 2020 versus 2019. For the fourth quarter, same store revenues increased 0.1% and same store net operating income decreased 1.9%. Real estate taxes and insurance costs increased 22% and 24%, respectively for the quarter and 6% and 26% respectively for the year to date periods in 2020 due to our increased exposure from property tax judgements that are currently in litigation or under appeal and from increased insurance costs related to adjustments for replacement cost underwriting results. Decreases in property operating and maintenance expense resulted from cost savings realized from the absence of property management fees to our Former Manager following Internalization and reduced advertising and marketing expenditures.

•We collected 99% of rental revenues from residents in our multifamily communities for each month in 2020.

•Our average recurring rental revenue collections before and after any effect of rent deferrals for the fourth quarter 2020 were approximately 99.1% and 99.1% for multifamily communities, 97.4% and 98.1% for grocery-anchored retail properties and 99.7% and 99.7% for office properties, respectively. Rent deferments provided to our residents and tenants are limited and are primarily related to a change of timing of rent payments with no significant changes to total payments or term.

•As of December 31, 2020, we have deferred $1.9 million of retail recurring rental revenue, or approximately 2.7% cumulatively over the last three quarters. Including this deferred rent, we have accounted for 98.1%, 97.6% and 96.8% of fourth quarter, third quarter and second quarter retail recurring rental revenue, respectively. In addition to the deferrals, we granted approximately $542,000 of Covid-related rental abatements, or approximately 0.8% of retail recurring rental revenues cumulatively over the last three quarters. These rental abatements were generally accompanied by an increase in the tenant’s lease term or the lease terms were amended to be more favorable to us. Our total retail reserves held steady at $2.5 million, or 2.3% of total retail revenues year to date, which is 0.6% of total company rental and other property revenues.

•During the fourth quarter 2020, we received the full principal amounts totaling $44.6 million from the repayment of the Sanibel Straights, E-Town and Solis Kennesaw II real estate loan investments, plus approximately $4.2 million of deferred interest revenue from these loans. These transactions collectively returned $48.8 million of capital to us for investment during the fourth quarter.

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•For the full year 2020, we originated three real estate investment loans with a total commitment of $44.1 million.
•As of December 31, 2020, the average age of our multifamily communities was approximately 6.3 years, which is the youngest in the public multifamily REIT industry.

•As of December 31, 2020, all of our owned multifamily communities had achieved stabilization except for our two fourth quarter acquisitions, which we define as reaching 93% physical occupancy for three full months in a quarter. One fourth quarter multifamily acquisition will achieve stabilization on March 31, 2021, at which time we will have owned it for a full fiscal quarter.

•The physical occupancy of our same-store multifamily communities increased to 95.4% at December 31, 2020 from 95.3% at December 31, 2019.

Financing and Capital Markets

•As of December 31, 2020, approximately 97.4% of our permanent property-level mortgage debt has fixed interest rates and approximately 0.8% has variable interest rates which are capped. We believe we are well protected against potential increases in market interest rates. Our overall weighted average interest rate for our mortgage debt portfolio was 3.55% for multifamily communities, 4.13% for office properties, 3.91% for grocery-anchored retail properties and 3.77% in the aggregate.

•At December 31, 2020, our leverage, as measured by the ratio of our debt to the undepreciated book value of our total assets, was approximately 55.6%.

•At December 31, 2020, we had $178.0 million available to be drawn on our revolving line of credit and approximately $75.7 million of cash and restricted cash.

•During the fourth quarter 2020, we issued and sold an aggregate of 52,333 shares of Preferred Stock and redeemed an aggregate of 49,105 shares of Preferred Stock, resulting in a net issuance of 3,228 shares of Preferred Stock. Also during the fourth quarter 2020, we called 208,786 shares of Preferred Stock for a net decrease of 205,558 shares of Preferred Stock outstanding and a net cash disbursement of approximately $209.3 million from these transactions.

Significant Transactions

•On November 3, 2020, we announced via a press release the closing on that day of the sale of all of our student housing properties and one student housing related real estate loan investment to an unrelated third party for a sales price of $478.7 million.

•During the fourth quarter 2020, we acquired The Blake, a 281-unit multifamily community located in Orlando, Florida and The Menlo, a 332-unit multifamily community located in Jacksonville, Florida.

•On November 12, 2020, we closed on the sale of the Avenues at Creekside, a 395-unit multifamily community located in San Antonio, Texas that resulted in a gain of approximately $17.3 million.

•On November 19, 2020, we announced an approval by our common stockholders of a reduction of our call option on our Series A Redeemable Preferred Stock from 10 years to 5 years.

•On November 19, 2020, we announced a call of approximately $208.8 million of our Series A Redeemable Preferred Stock.

•During the fourth quarter 2020, we received approximately $48.8 million in full satisfaction of the principal and all interest due on four previously issued real estate loan investments.

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Real Estate Assets

    At December 31, 2020, our portfolio of owned real estate assets and potential additions from purchase options we held from our real estate loan investments consisted of:

	Owned as of December 31, 2020 (1)	Potential additions from real estate loan investment portfolio (2) (3)	Potential total
Residential properties:
Properties	37	10	47
Units	11,143	2,808	13,951
Grocery-anchored shopping centers:
Properties	54	—	54
Gross leasable area (square feet)	6,208,278	—	6,208,278
Office buildings:
Properties	9	1	10
Rentable square feet	3,169,000	195,000	3,364,000
Development properties	2	—	2
Rentable square feet	35,000	—	35,000

(1) One multifamily community, two grocery-anchored shopping centers and two office buildings are owned through consolidated joint ventures. One grocery-anchored shopping center is an investment in an unconsolidated joint venture.

(2) We evaluate each project individually and we make no assurance that we will acquire any of the underlying properties from our real estate loan investment portfolio.

(3) The Company has terminated various purchase option agreements in exchange for termination fees. These properties are excluded from the potential additions from our real estate loan investment portfolio.

Same-Store Multifamily Communities Financial Data

    The following chart presents same-store operating results for the Company’s multifamily communities. We define our population of same-store multifamily communities as those that have achieved occupancy at or above 93% for all three consecutive months within a single quarter (stabilized) before the beginning of the prior year and that have been owned for at least 15 full months as of the end of the first quarter of the current year, enabling comparisons of the current year quarterly and annual reporting periods to the prior year comparative periods. The Company excludes the operating results of properties for which construction of adjacent phases has commenced and properties which are undergoing significant capital projects, have sustained significant casualty losses, or are being marketed for sale as of the end of the reporting period. For the periods presented, same-store operating results consist of the operating results of the following multifamily communities containing an aggregate 8,299 units, or 74.5% of our multifamily units:

Aster at Lely Resort	Avenues at Cypress	Avenues at Northpointe
Citi Lakes	Lenox Village	Retreat at Lenox Village
Overton Rise	Sorrel	Venue at Lakewood Ranch
Citrus Village	525 Avalon Park	Vineyards
Founders Village	Retreat at Greystone	City Vista
Summit Crossing I	Luxe at Lakewood Ranch	Adara at Overland Park
City Park View	Summit Crossing II	Aldridge at Town Village
Reserve at Summit Crossing	Crosstown Walk	Claiborne Crossing
Green Park	Colony at Centerpointe	Lux at Sorrel
Vestavia Reserve

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Same-store net operating income is a non-GAAP measure that is most directly comparable to net income (loss), as shown in the reconciliations below. See Definitions of Non-GAAP Measures on page S-22.

Reconciliation of Net Income (Loss) to Multifamily Communities' Same-Store Net Operating Income (NOI)

	Three months ended:
(in thousands)	12/31/2020	12/31/2019

Net income (loss)	$17,472	$(1,364)
Add:
Equity stock compensation	586	301
Depreciation and amortization	48,581	47,874
Interest expense	27,950	28,798
Management fees	—	8,867
Corporate G&A and other	7,700	1,603
(Income) loss from unconsolidated joint venture	194	—
Management Internalization	288	1,844
Allowance for expected credit losses	640	2,038
Waived asset management and general and administrative expense fees	—	(3,259)
Less:
Interest revenue on notes receivable	12,115	13,553
Interest revenue on related party notes receivable	485	1,966
Miscellaneous revenues	977	1,000
Change in fair value of net assets of consolidated
VIEs from mortgage-backed pools	—	515
Gains on sales of real estate and mortgage-backed securities, net	20,195	1,563
Gain (loss) on sale of real estate loan investment and land condemnation, net	(11)	207

Property net operating income	69,650	67,898
Less:
Non-same-store property revenues	(71,468)	(72,312)
Add:
Non-same-store property operating expenses	22,591	25,579

Same-store net operating income	$20,773	$21,165

Multifamily Communities' Same Store Net Operating Income

	Three months ended:
(in thousands)	12/31/2020	12/31/2019	$ change	% change
Revenues:
Rental and other property revenues	$36,077	$36,036	$41	0.1%

Operating expenses:
Property operating and maintenance	6,078	6,843	(765)	(11.2)%
Payroll	2,887	2,849	38	1.3%
Real estate taxes and insurance	6,339	5,179	1,160	22.4%
Total operating expenses	15,304	14,871	433	2.9%

Same-store net operating income	$20,773	$21,165	$(392)	(1.9)%

Same-store average physical occupancy	95.6%	95.1%

Corporate level expenses related to the management and operations of the Multifamily and Student housing property portfolios are allocated on a per unit basis to Property NOI and are included in Multifamily Same Store NOI.

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Reconciliation of Net Income (Loss) to Multifamily Communities' Same-Store Net Operating Income (NOI)

	Years ended:
(in thousands)	12/31/2020	12/31/2019

Net loss	$(181,603)	$(7,458)
Add:
Equity stock compensation	1,644	1,223
Depreciation and amortization	201,677	185,065
Interest expense	118,558	111,964
Management fees	3,099	33,516
Corporate G&A and other	30,809	5,773
(Income) loss from unconsolidated joint venture	314	—
Management Internalization	180,116	2,987
Allowance for expected credit losses	6,103	2,038
Waived asset management and general and administrative expense fees	(1,136)	(11,764)
Less:
Interest revenue on notes receivable	46,610	49,542
Interest revenue on related party notes receivable	4,235	11,946
Miscellaneous revenues	5,537	2,023
Change in fair value of net assets of consolidated
VIEs from mortgage-backed pools	—	1,831
Loss on extinguishment of debt	(6,674)	(84)
Gains on sales of real estate and mortgage-backed securities, net	23,456	1,567
Gains on sale of real estate loan investment and land condemnation	517	954

Property net operating income	285,900	255,565
Less:
Non-same-store property revenues	(302,300)	(264,292)
Add:
Non-same-store property operating expenses	99,950	91,729

Same-store net operating income	$83,550	$83,002

Multifamily Communities' Same Store Net Operating Income

	Years ended:
(in thousands)	12/31/2020	12/31/2019	$ change	% change
Revenues:
Rental and other property revenues	$143,514	$142,624	$890	0.6%

Operating expenses:
Property operating and maintenance	24,714	26,439	(1,725)	(6.5)%
Payroll	11,364	11,217	147	1.3%
Real estate taxes and insurance	23,886	21,966	1,920	8.7%
Total operating expenses	59,964	59,622	342	0.6%

Same-store net operating income	$83,550	$83,002	$548	0.7%

Corporate level expenses related to the management and operations of the multifamily and student housing property portfolios are allocated on a per unit basis to property NOI and are included in multifamily same store NOI.

Dividends

Quarterly Dividends on Common Stock and Class A OP Units

    On November 5, 2020, our board of directors declared a quarterly dividend on our Common Stock of $0.175 per share, that was paid on January 15, 2021 to stockholders of record on December 15, 2020. In conjunction with the Common Stock dividend, our operating partnership declared a distribution on its Class A Units of $0.175 per unit for the fourth quarter 2020, which was paid on January 15, 2021 to all Class A Unit holders of record as of December 15, 2020.
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Monthly Dividends on Preferred Stock

    We declared monthly dividends of $5.00 per share on our Series A Redeemable Preferred Stock, which totaled approximately $52.7 million for the fourth quarter 2020 and represents a 6% annual yield. We declared monthly dividends of $5.00 per share on our Series A1 Redeemable Preferred Stock, which totaled approximately $1.9 million for the fourth quarter 2020 and also represents a 6% annual yield. We declared dividends totaling approximately $1.5 million on our Series M Redeemable Preferred Stock, or mShares, for the fourth quarter 2020. The mShares have a dividend rate that escalates from 5.75% in year one of issuance to 7.50% in year eight and thereafter. We declared dividends totaling approximately $271,000 on our Series M1 Redeemable Preferred Stock for the fourth quarter 2020. The Series M1 Redeemable Preferred Stock has a dividend rate that escalates from 6.1% in year one of issuance to 7.1% in year ten and thereafter.

Subsequent to Quarter End

    Between January 1, 2021 and February 28, 2021, we issued 35,040 shares of Series A1 Preferred Stock and collected net proceeds of approximately $31.5 million after commissions and fees and we issued 2,858 shares of Series M1 Preferred Stock and collected net proceeds of approximately $2.8 million after commissions and fees. During the same period, we redeemed 17,363 shares of Series A Preferred Stock, 750 shares of Series M1 Preferred Stock and 461 shares of Series M Preferred Stock, or mShares.

On February 24, 2021, our board of directors declared a quarterly dividend on our Common Stock of $0.175 per share, payable on April 15, 2021 to stockholders of record on March 15, 2021.

Conference Call and Supplemental Data

    We will hold our quarterly conference call on Tuesday, March 2, 2021 at 11:00 a.m. Eastern Time to discuss our fourth quarter and year ended 2020 results. To participate in the conference call, please dial in to the following:

Live Conference Call Details
Dial-in Number: 1-877-883-0383
International Dial-in Number: 1-412-902-6506
Company: Preferred Apartment Communities, Inc.
Date: Tuesday, March 2, 2021
Time: 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time)
Passcode: 7003443

    The live broadcast of PAC's fourth quarter and year ended 2020 conference call will be available online on a listen-only basis at the company's website, www.pacapts.com, under "Investors" and then click on the "News and Events" heading.

A replay of the call will be archived on PAC's' website under Investors/News and Events/Events.

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2021 Guidance:

    Net income (loss) per share - We are continuing to add properties and real estate loan investments to our real estate portfolio and the specific timing of the closing of acquisitions is difficult to predict. Acquisition activity by its nature can cause material variation in our reported depreciation and amortization expense and interest income. Since net income (loss) per share is calculated net of depreciation and amortization expense, our net income (loss) results can fluctuate, possibly significantly, depending upon the timing of the closing of acquisitions. For this reason, we are unable to reasonably forecast this measure or provide a reconciliation of our projected FFO per share to this measure.
    Core FFO - our forecasted range for the full year 2021 is $0.81 - $0.89 per weighted average share and unit.

Assumptions for our 2021 Core FFO guidance:
•Same-store NOI growth for multifamily communities of 1.5% - 3.0%
•Real estate loan investment originations of $50 million - $100 million

This guidance also includes the impact of a decline in purchase option termination revenues. Please note that our guidance does not include any additional calls of our Series A Preferred Stock. We will update this guidance if, as and when it becomes appropriate.

We expect the growth in NOI for multifamily communities and the new investment loan originations to be weighted towards the second half of 2021. We will be active in the acquisition market for multifamily assets but will maintain investment discipline in a very competitive environment.

    AFFO, Core FFO and FFO are calculated after deductions for all preferred stock dividends. Reconciliations of net income (loss) attributable to common stockholders to FFO, Core FFO and AFFO for the three-months and years ended December 31, 2020 and 2019 appear beginning on page S-3 of the attached report, as well as on our website using the following link:

    https://investors.pacapts.com/q4-2020-quarterly-supplemental-financial-data

Forward-Looking Statements

    “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:  Estimates of future earnings, guidance, goals and performance are, by definition, and certain other statements in this Earnings Release and Supplemental Financial Data Report may constitute, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, achievements or transactions to be materially different from the results, guidance, goals, performance, achievements or transactions expressed or implied by the forward-looking statements. These statements may be identified by the use of forward-looking terminology such as "may," "trend," "will," "expects," "plans," "estimates," "anticipates," "projects," "intends," "believes," "strategy," "goals," "objectives," "outlook" and similar expressions. These risks, uncertainties and contingencies include, but are not limited to, (a) the impact of the COVID-19 pandemic and related federal, state and local government actions on PAC’s business operations and the economic conditions in the markets in which PAC operates; (b) PAC’s ability to mitigate the impacts arising from COVID-19 and (c) those disclosed in PAC's filings with the SEC. Factors that impact such forward-looking statements include, among others, our business and investment strategy; legislative or regulatory actions; the state of the U.S. economy generally or in specific geographic areas; economic trends and economic recoveries; changes in operating costs, including real estate taxes, utilities and insurance costs; our ability to obtain and maintain debt or equity financing; financing and advance rates for our target assets; our leverage level; changes in the values of our assets; the occurrence of natural or man-made disasters; availability of attractive investment opportunities in our target markets; our ability to maintain our qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes; availability of quality personnel; our understanding of our competition and market trends in our industry; and interest rates, real estate values, the debt securities markets and the general economy.

    Except as otherwise required by the federal securities laws, we assume no liability to update the information in this Earnings Release and Supplemental Financial Data Report.

    We refer you to the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2020 that was filed
FOURTH QUARTER 2020 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | 9

with the SEC on March 1, 2021, which discuss various factors that could adversely affect our financial results. Such risk factors and information may be updated or supplemented by our Form 10-K, Form 10-Q and Form 8-K filings and other documents filed from time to time with the SEC.

COVID-19

Our percentages of rent collected have stabilized at or near pre-pandemic levels during the fourth quarter 2020. While the impacts of COVID-19 are continuing into 2021, the effects on our operations have been manageable and we believe this condition will persist, barring a dramatic change in the trajectory of the pandemic.

Additional Information

    The SEC has declared effective the registration statement filed by the Company for each of our public offerings. Before you invest, you should read the final prospectus, and any prospectus supplements forming a part of the registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the offering. In particular, you should carefully read the risk factors described in the final prospectus and in any related prospectus supplement and in the documents incorporated by reference in the final prospectus and any related prospectus supplement. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company or its dealer manager, Preferred Capital Securities, LLC, will arrange to send you a prospectus with respect to the Series A1/M1 Offering upon request by contacting John A. Isakson at (770) 818-4109, 3284 Northside Parkway NW, Suite 150, Atlanta, Georgia 30327.

The final prospectus for the Series A1/M1 Offering, dated October 22, 2019, can be accessed through the following link:

    https://www.sec.gov/Archives/edgar/data/1481832/000148183219000097/a424b5-2019seriesamshares.htm

For further information:

Preferred Apartment Communities, Inc.
John A. Isakson
Chief Financial Officer
jisakson@pacapts.com
770-818-4109

Paul Cullen
Executive Vice President-Investor Relations
Chief Marketing Officer
investorrelations@pacapts.com
770-818-4144
FOURTH QUARTER 2020 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | 10

Table of Contents

Consolidated Statements of Operations	S-2
Reconciliations of FFO Attributable to Common Stockholders and Unitholders, Core FFO and AFFO to Net Income (Loss) Attributable to Common Stockholders	S-3
Notes to Reconciliation of FFO Attributable to Common Stockholders and Unitholders, Core FFO and AFFO to Net Income (Loss) Attributable to Common Stockholders	S-5
Consolidated Balance Sheets	S-7
Consolidated Statements of Cash Flows	S-8
Real Estate Loan Investment Portfolio	S-10
Mortgage Indebtedness	S-12
Multifamily Communities	S-16
Capital Expenditures	S-17
Grocery-Anchored Shopping Center Portfolio	S-19
Office Building Portfolio	S-21
Definitions of Non-GAAP Measures	S-22

FOURTH QUARTER 2020 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 1

Preferred Apartment Communities, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended December 31,		Years ended December 31,
(In thousands, except per-share figures)	2020	2019	2020	2019
Revenues:
Rental and other property revenues	$107,544	$108,347	$445,815	$406,916
Interest income on loans and notes receivable	12,115	13,553	46,610	49,542
Interest income from related parties	485	1,966	4,235	11,946
Miscellaneous revenues	977	1,000	5,537	2,023

Total revenues	121,121	124,866	502,197	470,427

Operating expenses:
Property operating and maintenance	16,336	16,608	69,255	59,845
Property salary and benefits	5,412	5,848	22,377	20,693
Property management costs	961	3,807	4,989	13,981
Real estate taxes and insurance	15,185	14,186	63,294	56,832
General and administrative	7,700	1,603	30,809	5,773
Equity compensation to directors and executives	586	301	1,644	1,223
Depreciation and amortization	48,581	47,874	201,677	185,065
Asset management and general and administrative expense
fees to related party	—	8,867	3,099	33,516
Allowance for expected credit losses	640	2,038	6,103	2,038
Management Internalization expense	288	1,844	180,116	2,987

Total operating expenses	95,689	102,976	583,363	381,953
Waived asset management and general and administrative
expense fees	—	(3,259)	(1,136)	(11,764)

Net operating expenses	95,689	99,717	582,227	370,189
Operating income (loss) before gain on sale of real estate and loss from
unconsolidated joint venture	25,432	25,149	(80,030)	100,238
Loss from unconsolidated joint venture	(194)	—	(314)	—
Gains on sales of real estate and mortgage-backed securities, net	20,195	1,563	23,456	1,567
Operating income (loss)	45,433	26,712	(56,888)	101,805

Interest expense	27,950	28,798	118,558	111,964
Change in fair value of net assets of consolidated
VIEs from mortgage-backed pools	—	515	—	1,831
Loss on extinguishments of debt	—	—	(6,674)	(84)
Gain (loss) on sale of real estate loan investment and land condemnation	(11)	207	517	954

Net income (loss)	17,472	(1,364)	(181,603)	(7,458)
Net (income) loss attributable to non-controlling interests	300	76	3,815	214

Net income (loss) attributable to the Company	17,772	(1,288)	(177,788)	(7,244)

Dividends declared to preferred stockholders	(56,307)	(31,245)	(160,908)	(113,772)
Earnings attributable to unvested restricted stock	(96)	(3)	(205)	(17)

Net loss attributable to common stockholders	$(38,631)	$(32,536)	$(338,901)	$(121,033)

Net loss per share of Common Stock available to
common stockholders, basic and diluted	$(0.77)	$(0.71)	$(6.95)	$(2.73)

Weighted average number of shares of Common Stock outstanding,
basic and diluted	49,912	45,934	48,743	44,265

FOURTH QUARTER 2020 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 2

Reconciliation of FFO Attributable to Common Stockholders and Unitholders, Core FFO and AFFO
to Net (Loss) Income Attributable to Common Stockholders (A)

		Three months ended December 31,
(In thousands, except per-share figures)		2020	2019

Net loss attributable to common stockholders (See note 1)		$(38,631)	$(32,536)

Add:	Depreciation of real estate assets	39,447	38,626
	Amortization of acquired intangible assets and deferred leasing costs	8,742	8,588
	Net gain (loss) attributable to Class A Unitholders (See note 2)	260	(6)
	Gain on sale of real estate	(20,195)	—
FFO attributable to common stockholders and unitholders		(10,377)	14,672

	Aquisition and pursuit costs	2	—
	Loan cost amortization on acquisition term notes and loan coordination fees (See note 3)	451	604
	Contingent management fees recognized upon property sales	—	11
	Internalization costs (See note 4)	288	1,844
	Deemed dividends for redemptions of and non-cash dividends on preferred stock	24,593	206
	Expenses incurred on the call of preferred stock (See note 5)	520	—
	Expenses related to the COVID-19 global pandemic (See note 6)	77	—
	Earnest money forfeited by prospective asset purchaser	—	(1,000)
Core FFO attributable to common stockholders and unitholders		15,554	16,337

Add:	Non-cash equity compensation to directors and executives	586	301
	Non-cash (income) expense for current expected credit losses (See note 7)	155	1,400
	Amortization of loan closing costs (See note 8)	1,255	1,160
	Depreciation/amortization of non-real estate assets	541	488
	Net loan origination fees received (See note 9)	16	109
	Deferred interest income received (See note 10)	3,852	5,436
	Cash received for sale of K Program securities in excess of noncash revenues	—	1,474
	Amortization of lease inducements (See note 11)	448	439
	Cash received in excess of amortization of purchase option
	termination revenues (See note 12)	560	49
	Earnest money forfeited by prospective asset purchaser	—	1,000
Less:	Non-cash loan interest income (See note 10)	(3,193)	(3,686)
	Cash paid for loan closing costs	(16)	—
	Amortization of acquired real estate intangible liabilities and SLR (See note 13)	(4,333)	(4,268)
	Amortization of deferred revenues (See note 14)	(941)	(941)
	Normally recurring capital expenditures (See note 15)	(1,903)	(2,765)

AFFO attributable to common stockholders and Unitholders		$12,581	$16,533

Common Stock dividends and distributions to Unitholders declared:
	Common Stock dividends	$8,877	$12,156
	Distributions to Unitholders (See note 2)	130	225
	Total	$9,007	$12,381

Common Stock dividends and Unitholder distributions per share		$0.1750	$0.2625

FFO per weighted average basic share of Common Stock and Unit outstanding		$(0.20)	$0.31
Core FFO per weighted average basic share of Common Stock and Unit outstanding		$0.31	$0.35
AFFO per weighted average basic share of Common Stock and Unit outstanding		$0.25	$0.35

Weighted average shares of Common Stock and Units outstanding: (See note 16)
	Basic:
	Common Stock	49,912	45,934
	Class A Units	731	856
	Common Stock and Class A Units	50,643	46,790

	Diluted Common Stock and Class A Units (See note 17)	50,708	46,894

Actual shares of Common Stock outstanding, including 548 and 13 unvested shares
of restricted Common Stock at December 31, 2020 and 2019, respectively.		50,542	46,457
Actual Class A Units outstanding at December 31, 2020 and 2019, respectively.		649	856
	Total	51,191	47,313

See Notes to Reconciliation of FFO, Core FFO and AFFO to Net Income (Loss) Attributable to Common Stockholders on page S-5.
FOURTH QUARTER 2020 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 3

Reconciliation of FFO Attributable to Common Stockholders and Unitholders, Core FFO and AFFO
to Net (Loss) Income Attributable to Common Stockholders (A)

		Years ended December 31,
(In thousands, except per-share figures)		2020	2019

Net loss attributable to common stockholders (See note 1)		$(338,901)	$(121,033)

Add:	Depreciation of real estate assets	161,500	148,034
	Amortization of acquired intangible assets and deferred leasing costs	37,675	34,990
	Net loss attributable to Class A Unitholders (See note 2)	(3,133)	(144)
	Gain on sale of real estate	(23,456)	—
FFO attributable to common stockholders and unitholders		(166,315)	61,847
	Acquisition and pursuit costs	383	—
	Loan cost amortization on acquisition term notes and loan coordination fees (See note 3)	2,162	2,095
	Contingent management fees recognized upon property sales	—	11
	Payment of costs related to property refinancing	7,372	594
	Internalization costs (See note 4)	180,116	2,987
	Deemed dividends for redemptions of and non-cash dividends on preferred stock	30,970	577
	Expenses incurred on the call of preferred stock (See note 5)	566	—
	Expenses related to the COVID-19 global pandemic (See note 6)	663	—
	Earnest money forfeited by prospective asset purchaser	(2,750)	(1,000)
Core FFO attributable to common stockholders and unitholders		53,167	67,111
Add:	Non-cash equity compensation to directors and executives	1,644	1,223
	Non-cash (income) expense for current expected credit losses (See note 7)	3,802	1,400
	Amortization of loan closing costs (See note 8)	4,886	4,618
	Depreciation/amortization of non-real estate assets	2,334	1,869
	Net loan origination fees received (See note 9)	898	783
	Deferred interest income received (See note 10)	12,504	10,514
	Amortization of lease inducements (See note 11)	1,782	1,734
	Cash received in excess of (exceeded by) amortization of purchase option
	termination revenues (See note 12)	464	(2,321)
	Non-cash revenues from mortgage-backed securities	—	778
	Earnest money forfeited by prospective asset purchaser	2,750	1,000
Less:	Non-cash loan interest income (See note 10)	(12,638)	(14,431)
	Cash paid for loan closing costs	(122)	(37)
	Amortization of acquired real estate intangible liabilities and SLR (See note 13)	(18,017)	(16,643)
	Amortization of deferred revenues (See note 14)	(3,762)	(3,762)
	Normally recurring capital expenditures (See note 15)	(8,428)	(7,887)

AFFO attributable to common stockholders and Unitholders		$41,264	$45,949

Common Stock dividends and distributions to Unitholders declared:
	Common Stock dividends	$38,868	$46,755
	Distributions to Unitholders (See note 2)	593	908
	Total	$39,461	$47,663

Common Stock dividends and Unitholder distributions per share		$0.7875	$1.0475

FFO per weighted average basic share of Common Stock and Unit outstanding		$(3.36)	$1.37
Core FFO per weighted average basic share of Common Stock and Unit outstanding		$1.07	$1.49
AFFO per weighted average basic share of Common Stock and Unit outstanding		$0.83	$1.02

Weighted average shares of Common Stock and Units outstanding: (See note 16)
	Basic:
	Common Stock	48,743	44,265
	Class A Units	765	870
	Common Stock and Class A Units	49,508	45,135

	Diluted Common Stock and Class A Units (See note 17)	49,549	45,772

Actual shares of Common Stock outstanding, including 548 and 13 unvested shares
of restricted Common Stock at December 31, 2020 and 2019, respectively.		50,542	46,457
Actual Class A Units outstanding at December 31, 2020 and 2019, respectively.		649	856
	Total	51,191	47,313

See Notes to Reconciliation of FFO, Core FFO and AFFO to Net Income (Loss) Attributable to Common Stockholders on page S-5.
FOURTH QUARTER 2020 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 4

Notes to Reconciliations of FFO Attributable to Common Stockholders and Unitholders, Core FFO and AFFO to
Net Loss Attributable to Common Stockholders

1)Rental and other property revenues and property operating expenses for the three-months and year ended December 31, 2020 include activity for the properties acquired during the period only from their respective dates of acquisition. In addition, these periods include activity for the properties acquired since December 31, 2019. Rental and other property revenues and expenses for the three-months and year ended December 31, 2019 include activity for the acquisitions made during that period only from their respective dates of acquisition.

2)Non-controlling interests in Preferred Apartment Communities Operating Partnership, L.P., or our Operating Partnership, consisted of a total of 648,936 Class A Units as of December 31, 2020. Included in this total are 419,228 Class A Units which were granted as partial consideration to the seller in conjunction with the seller's contribution to us on February 29, 2016 of the Wade Green grocery-anchored shopping center. The remaining Class A units were awarded primarily to our key executive officers. The Class A Units are apportioned a percentage of our financial results as non-controlling interests. The weighted average ownership percentage of these holders of Class A Units was calculated to be 1.44% and 1.54% for the three-month periods ended December 31, 2020 and 2019, respectively.

3)     We paid loan coordination fees to Preferred Apartment Advisors, LLC, or our Former Manager, to reflect the administrative effort involved in arranging debt financing for acquired properties prior to the Internalization. The fees were calculated as 0.6% of the amount of any mortgage indebtedness on newly-acquired properties or refinancing and are amortized over the lives of the respective mortgage loans. This non-cash amortization expense is an addition to FFO in the calculation of Core FFO and AFFO. At December 31, 2020, aggregate unamortized loan coordination fees were approximately $11.7 million, which will be amortized over a weighted average remaining loan life of approximately 10.5 years.

4)    This adjustment reflects the add-back of (i) consideration paid to the owners of the Former Manager and Former Sub-Manager, (ii) accretion of the discount on the deferred liability payable to the owners of the Former Manager and (iii) due diligence and pursuit costs incurred by the Company related to the internalization of the functions performed by the Former Manager.

5)    This adjustment adds back expenses incurred by us to effect an amendment of the Company's charter necessary to allow us to redeem outstanding shares of our Series A Preferred Stock beginning on the fifth anniversary of the date of issuance of the shares of Series A Preferred Stock, rather than the tenth anniversary.

6)    This additive adjustment to FFO consists of non-recurring costs for signage, cleaning and supplies necessary to create and maintain work environments necessary to adhere to CDC guidelines during the current COVID-19 pandemic. Since we do not expect to incur similar costs once the COVID-19 pandemic has subsided, we add these costs back to FFO in our calculation of Core FFO.

7)    Effective January 1, 2020, we adopted ASU 2016-03, which requires us to estimate the amount of future credit losses we expect to incur over the lives of our real estate loan investments at the inception of each loan. This loss reserve may be adjusted upward or downward over the lives of our loans and therefore the aggregate net adjustment for each period could be positive (removing the non-cash effect of a net increase in aggregate loss reserves) or negative (removing the non-cash effect of a net decrease in aggregate loss reserves) in these adjustments to FFO in calculating Core FFO. More information on our expected credit loss reserves may be found in note 4 of our consolidated financial statements.

8)    We incur loan closing costs on our existing mortgage loans, which are secured on a property-by-property basis by each of our acquired real estate assets, and also for occasional amendments to our syndicated revolving line of credit with Key Bank National Association, or our Revolving Line of Credit. These loan closing costs are also amortized over the lives of the respective loans and the Revolving Line of Credit, and this non-cash amortization expense is an addition to FFO in the calculation of AFFO. Neither we nor the Operating Partnership have any recourse liability in connection with any of the mortgage loans, nor do we have any cross-collateralization arrangements with respect to the assets securing the mortgage loans, other than security interests in 49% of the equity interests of the subsidiaries owning such assets, granted in connection with our Revolving Line of Credit, which provides for full recourse liability. At December 31, 2020, unamortized loan costs on all the Company's indebtedness were approximately $31.1 million, which will be amortized over a weighted average remaining loan life of approximately 9.0 years.

9)    We receive loan origination fees in conjunction with the origination of certain real estate loan investments. These fees are then recognized as revenue over the lives of the applicable loans as adjustments of yield using the effective interest method. The total fees received are additive adjustments in the calculation of AFFO. Correspondingly, the amortized non-cash income is a deduction in the calculation of AFFO. Over the lives of certain loans, we accrue additional interest amounts that become due to us at the time of repayment of the loan or refinancing of the property, or when the property is sold. This non-cash interest income is subtracted from Core FFO in our calculation of AFFO. The amount of additional accrued interest becomes an additive adjustment to FFO once received from the borrower (see note 10).

10)    This adjustment reflects the receipt during the periods presented of additional interest income (described in note 9 above) which was earned and accrued on various real estate loans prior to those periods and previously deducted in our calculation of AFFO.

FOURTH QUARTER 2020 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 5

11)    This adjustment removes the non-cash amortization of costs incurred to induce tenants to lease space in our office buildings and grocery-anchored shopping centers.

12)    Occasionally we receive fees in exchange for the termination of our purchase options related to certain multifamily and student housing properties. These fees are recorded as revenue over the period beginning on the date of termination until the earlier of (i) the maturity of the real estate loan investment and (ii) the sale of the property. The receipt of the cash termination fees are an additive adjustment in our calculation of AFFO and the removal of non-cash revenue from the recognition of the termination fees are a reduction to Core FFO in our calculation of AFFO; both of these adjustments are presented in a single net number within this line. For periods in which recognized termination fee revenues exceeded the amount of cash received, a negative adjustment is shown to Core FFO in our calculation of AFFO; for periods in which cash received exceeded the amount of recognized termination fee revenues, an additive adjustment is shown to Core FFO in our calculation of AFFO.

13)    This adjustment reflects straight-line rent adjustments and the reversal of the non-cash amortization of below-market and above-market lease intangibles, which were recognized in conjunction with our acquisitions and which are amortized over the estimated average remaining lease terms from the acquisition date for multifamily communities and over the remaining lease terms for grocery-anchored shopping center assets and office buildings. At December 31, 2020, the balance of unamortized below-market lease intangibles was approximately $51.9 million, which will be recognized over a weighted average remaining lease period of approximately 8.7 years.

14)    This adjustment removes the non-cash amortization of deferred revenue recorded by us in conjunction with Company-owned lessee-funded tenant improvements in our office buildings.

15)    We deduct from Core FFO normally recurring capital expenditures that are necessary to maintain our assets’ revenue streams in the calculation of AFFO. This adjustment also deducts from Core FFO capitalized amounts for third party costs during the period to originate or renew leases in our grocery-anchored shopping centers and office buildings. This adjustment includes approximately $31,000 and $131,000 of recurring capitalized expenditures incurred at our corporate offices during the three-months and year ended December 31, 2020, respectively. No adjustment is made in the calculation of AFFO for nonrecurring capital expenditures. See Capital Expenditures, Grocery-Anchored Shopping Center Portfolio, and Office Buildings Portfolio sections for definitions of these terms.

16)    Units and Unitholders refer to Class A Units in our Operating Partnership (as defined in note 2), or Class A Units, and holders of Class A Units, respectively. Unitholders include recipients of awards of Class B Units in our Operating Partnership, or Class B Units, for annual service which became vested and earned and automatically converted to Class A Units. Unitholders also include the entity that contributed the Wade Green grocery-anchored shopping center.

17)    Since our AFFO results are positive for the periods reflected, we are presenting recalculated diluted weighted average shares of Common Stock and Class A Units for these periods for purposes of this table, which includes the dilutive effect of common stock equivalents from grants of the Class B Units, warrants included in units of Series A Preferred Stock issued, as well as annual grants of restricted Common Stock and restricted stock units. The weighted average shares of Common Stock outstanding presented on the Consolidated Statements of Operations are the same for basic and diluted for any period for which we recorded a net loss available to common stockholders.

See Definitions of Non-GAAP Measures beginning on page S-22.

FOURTH QUARTER 2020 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 6

Preferred Apartment Communities, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except per-share par values)	December 31, 2020	December 31, 2019
Assets
Real estate
Land	$605,282	$635,757
Building and improvements	3,034,727	3,256,223
Tenant improvements	184,288	167,275
Furniture, fixtures, and equipment	306,725	323,381
Construction in progress	12,269	11,893
Gross real estate	4,143,291	4,394,529
Less: accumulated depreciation	(509,547)	(421,551)
Net real estate	3,633,744	3,972,978
Real estate loan investments, net	279,895	325,790
Real estate loan investments to related parties, net	—	23,692
Total real estate and real estate loan investments, net	3,913,639	4,322,460

Cash and cash equivalents	28,657	94,381
Restricted cash	47,059	42,872
Notes receivable	1,863	17,079
Note receivable and revolving line of credit due from related party	9,011	24,838
Accrued interest receivable on real estate loans	22,528	25,755
Acquired intangible assets, net of amortization	127,138	154,803
Deferred loan costs on Revolving Line of Credit, net of amortization	714	1,286
Deferred offering costs	4,786	2,147
Tenant lease inducements, net	18,206	19,607
Investment in unconsolidated joint venture	6,657	—
Tenant receivables and other assets	100,821	65,332

Total assets	$4,281,079	$4,770,560

Liabilities and equity
Liabilities
Mortgage notes payable, net of deferred loan costs and mark-to-market adjustment	$2,594,464	$2,567,022
Revolving line of credit	22,000	—
Term note payable, net of deferred loan costs	—	69,489
Unearned purchase option termination fees	723	2,859
Deferred revenue	36,010	39,722
Accounts payable and accrued expenses	41,912	42,191
Deferred liability to Former Manager	23,335	—
Contingent liability due to Former Manager	14,814	—
Accrued interest payable	7,877	8,152
Dividends and partnership distributions payable	20,137	23,519
Acquired below market lease intangibles, net of amortization	51,934	62,611
Prepaid rent, security deposits and other liabilities	29,425	20,879
Total liabilities	2,842,631	2,836,444

Commitments and contingencies
Equity
Stockholders' equity
Series A Redeemable Preferred Stock, $0.01 par value per share; 3,050 shares authorized; 2,226 and 2,161 shares
issued; 1,735 and 2,028 shares outstanding at December 31, 2020 and December 31, 2019, respectively	17	20
Series A1 Redeemable Preferred Stock, $0.01 par value per share; up to 1,000 shares authorized;
149 and 5 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively	1	—
Series M Redeemable Preferred Stock, $0.01 par value per share; 500 shares authorized; 106 shares
issued; 89 and 103 shares outstanding at December 31, 2020 and December 31, 2019, respectively	1	1
Series M1 Redeemable Preferred Stock, $0.01 par value per share; up to 1,000 shares authorized;
19 and zero shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively	—	—
Common Stock, $0.01 par value per share; 400,067 shares authorized; 49,994 and 46,443 shares issued
and outstanding at December 31, 2020 and December 31, 2019, respectively	500	464
Additional paid-in capital	1,631,646	1,938,057
Accumulated (deficit) earnings	(192,446)	(7,244)
Total stockholders' equity	1,439,719	1,931,298
Non-controlling interest	(1,271)	2,818
Total equity	1,438,448	1,934,116

Total liabilities and equity	$4,281,079	$4,770,560

FOURTH QUARTER 2020 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 7

Preferred Apartment Communities, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Years ended December 31,
(In thousands)	2020	2019
Operating activities:
Net (loss) income	$(181,603)	$(7,458)
Reconciliation of net (loss) income to net cash provided by operating activities:
Depreciation and amortization expense	201,677	185,065
Amortization of above and below market leases	(8,021)	(5,765)
Deferred revenues and other non-cash revenues amortization	(5,059)	(6,275)
Purchase option termination fee amortization	(6,536)	(9,111)
Amortization of equity compensation, lease incentives and other non-cash expenses	4,267	3,220
Deferred loan cost amortization	6,855	6,450
Non-cash accrued interest income on real estate loan investments	(12,372)	(13,828)
Receipt of accrued interest income on real estate loan investments	14,391	8,063
Gains on the sales of real estate and mortgage-backed securities	(23,456)	(1,567)
Gains on the sales of real estate loan investments and land condemnation	(517)	(954)
Loss from unconsolidated joint ventures	314	—
Cash received for purchase option terminations	7,000	3,591
Loss on extinguishment of debt	6,674	84
Noncash settlement of related party line of credit from Internalization	20,864	—
Non-cash payment of interest on related party line of credit	—	(637)
Mortgage interest received from consolidated VIEs	—	18,750
Mortgage interest paid to other participants of consolidated VIEs	—	(18,750)
Increase in allowance for expected credit losses	6,103	2,038
Changes in operating assets and liabilities:
(Increase) in tenant receivables and other assets	(24,437)	(20,565)
(Increase) in tenant lease incentives	(382)	(644)
Increase in accounts payable and accrued expenses	7,084	1,518
Increase in deferred liability to Former Manager	22,851	—
Increase in contingent liability	15,000	—
(Decrease) increase in accrued interest, prepaid rents and other liabilities	(2,805)	2,406
Net cash provided by operating activities	47,892	145,631

Investing activities:
Investments in real estate loans	(59,417)	(98,418)
Repayments of real estate loans	115,726	54,384
Notes receivable issued	(1,044)	(5,692)
Notes receivable repaid	16,293	3,089
Notes receivable issued to and draws on lines of credit by related parties	(9,624)	(40,458)
Repayments of notes receivable and lines of credit by related parties	4,546	35,239
Proceeds from sale of real estate loan investment, net	3,898	747
Origination fees received on real estate loan investments	898	1,565
Origination fees paid to Former Manager on real estate loan investments	—	(783)
Mortgage principal received from consolidated VIEs	—	6,570
Purchases of mortgage-backed securities	—	(30,841)
Proceeds from sales of mortgage-backed securities	—	79,558
Acquisition of properties	(321,962)	(619,089)
Dispositions of properties	515,477	—
Proceeds from sale of interest in unconsolidated joint venture	19,221	—
Return of capital from investment in unconsolidated joint venture	12,250	—
Receipt of insurance proceeds for capital improvements	—	746
Proceeds from land condemnation	787	643
Equity investment in property development	(50)	(100)
Capital improvements to real estate assets	(52,809)	(48,071)
Deposits paid on acquisitions	(65)	(146)
Net cash provided by (used in) investing activities	244,125	(661,057)

(Continued on next page)

FOURTH QUARTER 2020 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 8

Preferred Apartment Communities, Inc.
Consolidated Statements of Cash Flows - continued
(Unaudited)

	Years ended December 31,
(In thousands)	2020	2019

Financing activities:
Proceeds from mortgage notes payable	469,184	405,430
Repayments of mortgage notes payable	(438,308)	(176,903)
Payments for deposits and other mortgage loan costs	(12,140)	(8,705)
Debt prepayment and other debt extinguishment costs	(5,733)	—
Payments to real estate loan participants	—	(5,223)
Proceeds from lines of credit	442,000	265,200
Payments on lines of credit	(420,000)	(322,200)
Proceeds from (repayment of) Term Loan	(70,000)	70,000
Mortgage principal paid to other participants of consolidated VIEs	—	(6,570)
Proceeds from repurchase agreements	—	4,857
Repayments of repurchase agreements	—	(4,857)
Proceeds from sales of preferred stock and Units, net of offering costs	206,381	501,076
Proceeds from sales of Common Stock	4,522	—
Proceeds from exercises of Warrants	24	11,659
Payments for redemptions of preferred stock	(314,154)	(12,124)
Common Stock dividends paid	(42,100)	(45,439)
Preferred stock dividends and Class A Unit distributions paid	(161,746)	(111,738)
Distributions to non-controlling interests	(161)	—
Payments for deferred offering costs	(11,509)	(4,013)
Contributions from non-controlling interests	186	4,539
Net cash (used in) provided by financing activities	(353,554)	564,989

Net (decrease) increase in cash, cash equivalents and restricted cash	(61,537)	49,563
Cash, cash equivalents and restricted cash, beginning of year	137,253	87,690
Cash, cash equivalents and restricted cash, end of period	$75,716	$137,253

FOURTH QUARTER 2020 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 9

Real Estate Loan Investments

The following tables present details pertaining to our portfolio of fixed rate, interest-only real estate loan investments.

Project/Property	Location	Maturity date	Optional extension date	Total loan commitments	Carrying amount (1) as of		Current / deferred interest % per annum
					December 31, 2020	December 31, 2019

Residential properties:				(in thousands)
Palisades	Northern VA	N/A	N/A	$—	$—	$17,250	(2)
Horizon at Wiregrass	Tampa, FL	N/A	N/A	—	—	14,976	(3)
Horizon at Wiregrass Capital	Tampa, FL	N/A	N/A	—	—	4,240	(4)
Berryessa	San Jose, CA	2/13/2022	2/13/2023	137,616	126,237	115,819	8.5 / 3
The Anson	Nashville, TN	11/24/2021	11/24/2023	6,240	6,240	6,240	8.5 / 4.5
The Anson Capital	Nashville, TN	11/24/2021	11/24/2023	5,659	4,839	4,440	8.5 / 4.5
Sanibel Straights	Fort Myers, FL	N/A	N/A	—	—	8,846	(5)
Sanibel Straights Capital	Fort Myers, FL	N/A	N/A	—	—	5,930	(6)
Falls at Forsyth	Atlanta, GA	N/A	N/A	—	—	21,513	(7)
Newbergh	Atlanta, GA	3/31/2021	N/A	11,749	11,749	11,699	8.5 / 5.5
Newbergh Capital	Atlanta, GA	3/31/2021	N/A	6,176	6,176	5,653	8.5 / 5.5
V & Three	Charlotte, NC	8/15/2021	8/15/2022	10,336	10,335	10,336	8.5 / 5
V & Three Capital	Charlotte, NC	8/18/2021	8/18/2022	7,338	7,162	6,571	8.5 / 5
Cameron Square	Alexandria, VA	10/11/2021	10/11/2023	21,340	20,874	18,582	8.5 / 3
Cameron Square Capital	Alexandria, VA	10/11/2021	10/11/2023	8,850	8,850	8,235	8.5 / 3
Southpoint	Fredericksburg, VA	2/28/2022	2/28/2024	7,348	7,348	7,348	8.5 / 4
Southpoint Capital	Fredericksburg, VA	2/28/2022	2/28/2024	4,962	4,626	4,245	8.5 / 4
E-Town	Jacksonville, FL	N/A	N/A	—	—	14,550	(8)
Vintage Destin	Destin, FL	3/24/2022	3/24/2024	10,763	9,736	8,932	8.5 / 4
Hidden River II	Tampa, FL	10/11/2022	10/11/2024	4,462	4,462	3,012	8.5 / 3.5
Hidden River II Capital	Tampa, FL	10/11/2022	10/11/2024	2,763	2,461	2,258	8.5 / 3.5
Kennesaw Crossing	Atlanta, GA	9/1/2023	9/1/2024	14,810	13,025	7,616	8.5 / 5.5
Vintage Horizon West	Orlando, FL	10/11/2022	10/11/2024	10,900	9,019	8,275	8.5 / 5.5
Chestnut Farms	Charlotte, NC	2/28/2025	N/A	13,372	11,671	—	8.5 / 5.5
Vintage Jones Franklin	Raleigh, NC	11/14/2023	5/14/2025	10,000	7,904	—	8.5 / 5.5
Solis Cumming Town
Center	Atlanta, GA	9/3/2024	9/3/2026	20,681	5,584	—	8.5 / 5.5
Haven 12	Starkville, MS	N/A	N/A	—	—	6,116	(9)
Solis Kennesaw II	Atlanta, GA	N/A	N/A	—	—	12,489	(10)

New Market Properties:
Dawson Marketplace	Atlanta, GA	N/A	N/A	—	—	12,857	(11)

Office property:
8West	Atlanta, GA	11/29/2022	11/29/2024	19,193	11,858	4,554	8.5 / 5

				$334,558	290,156	352,582
Unamortized loan origination fees					(1,194)	(1,476)
Allowances for expected credit losses and doubtful accounts					(9,067)	(1,624)

Carrying amount					$279,895	$349,482

(1) Carrying amounts presented per loan are amounts drawn.
(2) On July 31, 2020, we received approximately $18.7 million in full satisfaction of the principal and all interest due on the loan.
(3) On March 31, 2020, we received approximately $20.1 million in full satisfaction of the principal, purchase option termination fee, and all interest due on the loan.
(4) On March 31, 2020, we received approximately $5.1 million in full satisfaction of the principal and all interest due on the loan.
(5) On November 30, 2020, we received approximately $11.9 million in full satisfaction of the principal, purchase option termination fee, and all interest due on the loan.
(6) On November 30, 2020, we received approximately $7.3 million in full satisfaction of the principal and all interest due on the loan.
FOURTH QUARTER 2020 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 10

(7) On March 6, 2020, we received approximately $27.0 million in full satisfaction of the principal, purchase option termination fee, and all interest due on the loan.
(8) On December 15, 2020, we received approximately $16.7 million in full satisfaction of the principal and all interest due on the loan.
(9) The Company's Starkville loan had been in default since August 20, 2019 under the terms of the underlying mezzanine loan agreement. The Company recorded a loan loss reserve related to this loan totaling $1.4 million, reducing its net investment in the Starkville loan from $7.3 million, including accrued interest of $1.2 million, to a carrying amount of $5.9 million as of December 31, 2019. This loan was included in the sale of the Company's eight student properties that closed on November 3, 2020.

(10) On December 10, 2020, we received approximately $15.4 million in full satisfaction of the principal, purchase option termination fee, and all interest due on the loan.
(11) On February 3, 2020, we received approximately $15.7 million in full satisfaction of the principal and all interest due on the loan.

    We hold options or rights of first offer, but not obligations, to purchase some of the properties which are partially financed by our real estate loan investments. Certain option purchase prices may be negotiated at the time of the loan closing and are to be calculated based upon market cap rates at the time of exercise of the purchase option, with discounts up to 15 basis points (if any), depending on the loan. As of December 31, 2020, potential property acquisitions and units from projects in our real estate loan investment portfolio consisted of:

		Total units upon	Purchase option window
Project/Property	Location	completion (1)	Begin	End

Multifamily communities:
V & Three	Charlotte, NC	338	S + 90 days (2)	S + 150 days (2)
The Anson	Nashville, TN	301	S + 90 days (2)	S + 150 days (2)
Southpoint	Fredericksburg, VA	240	S + 90 days (2)	S + 150 days (2)
Vintage Destin	Destin, FL	282	(3)	(3)
Hidden River II	Tampa, FL	204	S + 90 days (2)	S + 150 days (2)
Kennesaw Crossing	Atlanta, GA	250	(4)	(4)
Vintage Horizon West	Orlando, FL	340	(3)	(3)
Solis Chestnut Farm	Charlotte, NC	256	(4)	(4)
Vintage Jones Franklin	Raleigh, NC	277	(3)	(3)
Solis Cumming Town Center	Atlanta, GA	320	(4)	(4)

Office property:
8West	Atlanta, GA	(5)	(5)	(5)

		2,808

(1) We evaluate each project individually and we make no assurance that we will acquire any of the underlying properties from our real estate loan investment portfolio.
(2) The option period window begins and ends at the number of days indicated beyond the achievement of a 93% physical occupancy rate by the underlying property.
(3) The option period window begins on the later of one year following receipt of final certificate of occupancy or 90 days beyond the achievement of a 93% physical occupancy rate by the underlying property and ends 60 days beyond the option period beginning date.

(4) We hold a right of first offer on the property.
(5) The project plans are for the construction of a class A office building consisting of approximately 195,000 rentable square feet; our purchase option window opens 90 days following the achievement of 90% lease commencement and ends on November 30, 2024 (subject to adjustment). Our purchase option is at the to-be-agreed-upon market value. In the event the property is sold to a third party, we would be due a fee based on a minimum multiple of 1.15 times the total commitment amount of the real estate loan investment, less the amounts actually paid by the borrower, up to and including payment of accrued interest and repayment of principal at the time of the sale.

FOURTH QUARTER 2020 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 11

Mortgage Indebtedness

    The following table presents certain details regarding our mortgage notes payable:

		Principal balance as of					Interest only through date (1)
	Acquisition/ refinancing date	December 31, 2020	December 31, 2019	Maturity date	Interest rate	Basis point spread over 1 Month LIBOR

Multifamily communities:		(in thousands)
Summit Crossing	10/31/2017	$36,929	$37,651	11/1/2024	3.99%	Fixed rate	N/A
Summit Crossing II	6/30/2020	20,700	13,221	7/1/2030	2.93%	278	7/31/2022
Vineyards	9/26/2014	32,703	33,382	10/1/2021	3.68%	Fixed rate	N/A
Avenues at Cypress	6/30/2020	28,366	20,704	7/1/2027	2.96%	Fixed rate	7/31/2022
Avenues at Northpointe	6/29/2020	33,546	26,313	7/1/2027	2.79%	Fixed rate	7/31/2022
Venue at Lakewood Ranch	6/30/2020	36,555	28,076	7/1/2030	2.99%	Fixed rate	7/31/2022
Aster at Lely Resort	6/29/2020	50,400	31,094	7/1/2030	2.95%	Fixed rate	7/31/2022
CityPark View	6/25/2020	29,000	20,089	7/1/2030	2.75%	Fixed rate	7/31/2023
Avenues at Creekside	7/31/2015	—	38,871	N/A	N/A	N/A	N/A
Citi Lakes	7/29/2019	40,324	41,079	8/1/2029	3.66%	Fixed rate	N/A
Stone Creek	6/22/2017	19,451	19,800	7/1/2052	3.22%	Fixed rate	N/A
Lenox Village Town Center	2/28/2019	38,169	38,813	3/1/2029	4.34%	Fixed rate	N/A
Retreat at Lenox	12/21/2015	16,751	17,114	1/1/2023	4.04%	Fixed rate	N/A
Overton Rise	2/1/2016	37,607	38,428	8/1/2026	3.98%	Fixed rate	N/A
Village at Baldwin Park	7/31/2020	69,608	70,607	1/1/2054	3.59%	Fixed rate	N/A
Crosstown Walk	6/30/2020	46,500	30,246	7/1/2027	2.92%	Fixed rate	7/31/2022
525 Avalon Park	6/15/2017	63,256	64,519	7/1/2024	3.98%	Fixed rate	N/A
City Vista	7/1/2016	32,938	33,674	7/1/2026	3.68%	Fixed rate	N/A
Sorrel	8/24/2016	30,740	31,449	9/1/2023	3.44%	Fixed rate	N/A
Citrus Village	7/10/2020	40,900	28,796	8/1/2027	2.95%	Fixed rate	8/31/2022
Retreat at Greystone	11/21/2017	33,439	34,053	12/1/2024	4.31%	Fixed rate	N/A
Founders Village	3/31/2017	29,635	30,202	4/1/2027	4.31%	Fixed rate	N/A
Claiborne Crossing	4/26/2017	25,503	25,948	6/1/2054	2.89%	Fixed rate	N/A
Luxe at Lakewood Ranch	7/26/2017	36,922	37,662	8/1/2027	3.93%	Fixed rate	N/A
Adara at Overland Park	9/27/2017	30,024	30,624	4/1/2028	3.90%	Fixed rate	N/A
Aldridge at Town Village	10/31/2017	35,892	36,569	11/1/2024	4.19%	Fixed rate	N/A
Reserve at Summit Crossing	9/29/2017	18,893	19,276	10/1/2024	3.87%	Fixed rate	N/A

FOURTH QUARTER 2020 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 12

Table continued from previous page		Principal balance as of					Interest only through date (1)
	Acquisition/ refinancing date	December 31, 2020	December 31, 2019	Maturity date	Interest rate	Basis point spread over 1 Month LIBOR
		(in thousands)
Overlook at Crosstown Walk	11/21/2017	21,038	21,450	12/1/2024	3.95%	Fixed rate	N/A
Colony at Centerpointe	12/20/2017	31,445	32,120	10/1/2026	3.68%	Fixed rate	N/A
Lux at Sorrel	1/9/2018	29,868	30,474	2/1/2030	3.91%	Fixed rate	N/A
Green Park	2/28/2018	37,785	38,525	3/10/2028	4.09%	Fixed rate	N/A
The Lodge at Hidden River	9/27/2018	40,204	40,903	10/1/2028	4.32%	Fixed rate	N/A
Vestavia Reserve	11/9/2018	36,511	37,130	12/1/2030	4.40%	Fixed rate	N/A
CityPark View South	11/15/2018	23,379	23,767	6/1/2029	4.51%	Fixed rate	N/A
Artisan at Viera	8/8/2019	39,104	39,824	9/1/2029	3.93%	Fixed rate	N/A
Five Oaks at Westchase	10/17/2019	30,818	31,448	11/1/2031	3.27%	Fixed rate	N/A
Horizon at Wiregrass Ranch	4/23/2020	51,360	—	5/1/2030	2.90%	Fixed rate	N/A
Parkside at the Beach	4/30/2020	45,037	—	5/1/2030	2.95%	Fixed rate	N/A
The Blake	11/2/2020	44,435	—	5/1/2030	2.82%	Fixed rate	12/31/2025
The Menlo	12/15/2020	47,000	—	1/1/2031	2.68%	Fixed rate	1/31/2024

Total multifamily communities		1,392,735	1,173,901

Grocery-anchored shopping centers:
Spring Hill Plaza	9/17/2019	7,962	8,167	10/1/2031	3.72%	Fixed rate	N/A
Parkway Town Centre	9/17/2019	7,866	8,067	10/1/2031	3.72%	Fixed rate	N/A
Woodstock Crossing	8/8/2014	2,818	2,877	9/1/2021	4.71%	Fixed rate	N/A
Deltona Landings	8/16/2019	6,141	6,289	9/1/2029	4.18%	Fixed rate	N/A
Powder Springs	8/13/2019	7,749	7,951	9/1/2029	3.65%	Fixed rate	(2)
Barclay Crossing	8/16/2019	6,086	6,233	9/1/2029	4.18%	Fixed rate	N/A
Parkway Centre	8/16/2019	4,423	4,530	9/1/2029	4.18%	Fixed rate	N/A
The Market at Salem Cove	10/6/2014	8,889	9,075	11/1/2024	4.21%	Fixed rate	N/A
Independence Square	8/27/2015	11,184	11,455	9/1/2022	3.93%	Fixed rate	N/A
Royal Lakes Marketplace	4/12/2019	9,345	9,572	5/1/2029	4.29%	Fixed rate	N/A
The Overlook at Hamilton Place	12/22/2015	19,088	19,509	1/1/2026	4.19%	Fixed rate	N/A
Summit Point	10/30/2015	11,118	11,494	11/1/2022	3.57%	Fixed rate	N/A
East Gate Shopping Center	4/29/2016	5,118	5,277	5/1/2026	3.97%	Fixed rate	N/A
Fury's Ferry	4/29/2016	5,912	6,096	5/1/2026	3.97%	Fixed rate	N/A
Rosewood Shopping Center	4/29/2016	3,971	4,095	5/1/2026	3.97%	Fixed rate	N/A
Southgate Village	4/29/2016	7,059	7,279	5/1/2026	3.97%	Fixed rate	N/A

FOURTH QUARTER 2020 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 13

Table continued from previous page		Principal balance as of						Interest only through date (1)
	Acquisition/ refinancing date	December 31, 2020	December 31, 2019	Maturity date	Interest rate	Basis point spread over 1 Month LIBOR
		(in thousands)

The Market at Victory Village	5/16/2016	8,751	8,911	9/11/2024	4.40%	Fixed rate		N/A
Wade Green Village	4/7/2016	7,488	7,655	5/1/2026	4.00%	Fixed rate		N/A
Lakeland Plaza	7/15/2016	26,632	27,459	8/1/2026	3.85%	Fixed rate		N/A
University Palms	8/8/2016	12,030	12,421	9/1/2026	3.45%	Fixed rate		N/A
Cherokee Plaza	4/12/2019	24,277	24,867	5/1/2027	4.28%	Fixed rate		N/A
Sandy Plains Exchange	8/8/2016	8,404	8,676	9/1/2026	3.45%	Fixed rate		N/A
Thompson Bridge Commons	8/8/2016	11,234	11,599	9/1/2026	3.45%	Fixed rate		N/A
Heritage Station	8/8/2016	8,315	8,585	9/1/2026	3.45%	Fixed rate		N/A
Oak Park Village	8/8/2016	8,580	8,859	9/1/2026	3.45%	Fixed rate		N/A
Shoppes of Parkland	8/8/2016	15,414	15,702	9/1/2023	4.67%	Fixed rate		N/A
Champions Village	10/18/2016	27,400	27,400	11/1/2021	3.25%	300	(3)	11/1/2021
Castleberry-Southard	4/21/2017	10,734	10,959	5/1/2027	3.99%	Fixed rate		N/A
Rockbridge Village	6/6/2017	13,310	13,597	7/5/2027	3.73%	Fixed rate		N/A
Irmo Station	7/26/2017	9,758	10,038	8/1/2030	3.94%	Fixed rate		N/A
Maynard Crossing	8/25/2017	16,953	17,449	9/1/2032	3.74%	Fixed rate		N/A
Woodmont Village	9/8/2017	8,096	8,320	10/1/2027	4.13%	Fixed rate		N/A
West Town Market	9/22/2017	8,260	8,503	10/1/2025	3.65%	Fixed rate		N/A
Crossroads Market	12/5/2017	17,622	18,112	1/1/2030	3.95%	Fixed rate		N/A
Anderson Central	3/16/2018	11,246	11,539	4/1/2028	4.32%	Fixed rate		N/A
Greensboro Village	5/22/2018	8,040	8,250	6/1/2028	4.20%	Fixed rate		N/A
Governors Towne Square	5/22/2018	10,696	10,976	6/1/2028	4.20%	Fixed rate		N/A
Conway Plaza	6/29/2018	9,375	9,549	7/5/2028	4.29%	Fixed rate		N/A
Brawley Commons	7/6/2018	17,519	17,963	8/1/2028	4.36%	Fixed rate		N/A
Hollymead Town Center	12/21/2018	26,139	26,758	1/1/2029	4.64%	Fixed rate		N/A
Gayton Crossing	1/17/2019	17,276	17,679	2/1/2029	4.71%	Fixed rate		N/A
Free State Shopping Center	5/28/2019	45,549	46,391	6/1/2029	3.99%	Fixed rate		N/A
Polo Grounds Mall	6/12/2019	12,986	13,227	7/1/2034	3.93%	Fixed rate		N/A
Disston Plaza	6/12/2019	17,578	17,905	7/1/2034	3.93%	Fixed rate		N/A
Fairfield Shopping Center	8/16/2019	19,750	19,750	8/16/2026	2.21%	205		8/16/2022
Berry Town Center	11/14/2019	11,794	12,025	12/1/2034	3.49%	Fixed rate		N/A
Hanover Shopping Center	12/19/2019	31,217	32,000	12/19/2026	3.62%	Fixed rate		N/A
Wakefield Crossing	1/29/2020	7,728	—	2/1/2032	3.66%	Fixed rate		N/A

Total grocery-anchored shopping centers (4)		614,880	621,090

FOURTH QUARTER 2020 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 14

Table continued from previous page		Principal balance as of					Interest only through date (1)
	Acquisition/ refinancing date	December 31, 2020	December 31, 2019	Maturity date	Interest rate	Basis point spread over 1 Month LIBOR
		(in thousands)
Student housing properties:
North by Northwest	6/1/2016	—	31,209	N/A	N/A	N/A	N/A
SoL	10/31/2018	—	35,656	N/A	N/A	N/A	N/A
Stadium Village	10/27/2017	—	45,228	N/A	N/A	N/A	N/A
Ursa	12/18/2017	—	31,400	N/A	N/A	N/A	N/A
The Tradition	5/10/2018	—	30,000	N/A	N/A	N/A	N/A
Knightshade	5/31/2018	—	47,125	N/A	N/A	N/A	N/A
The Bloc	6/27/2018	—	28,966	N/A	N/A	N/A	N/A

Total student housing properties		—	249,584

Office buildings:
Brookwood Center	8/29/2016	29,925	30,716	9/10/2031	3.52%	Fixed rate	N/A
Galleria 75	11/4/2016	5,131	5,340	7/1/2022	4.25%	Fixed rate	N/A
Three Ravinia	12/30/2016	115,500	115,500	1/1/2042	4.46%	Fixed rate	1/31/2022
Westridge at La Cantera	11/13/2017	50,449	51,834	12/10/2028	4.10%	Fixed rate	N/A
Armour Yards	1/29/2018	39,425	40,000	2/1/2028	4.10%	Fixed rate	N/A
150 Fayetteville	7/31/2018	113,768	114,400	8/10/2028	4.27%	Fixed rate	N/A
Capitol Towers	12/20/2018	122,720	124,814	1/10/2037	4.60%	Fixed rate	N/A
CAPTRUST Tower	7/25/2019	82,650	82,650	8/1/2029	3.61%	Fixed rate	7/31/2029
Morrocroft Centre	3/19/2020	70,000	—	4/10/2033	3.40%	Fixed rate	4/10/2025
251 Armour Yards (5)	1/22/2020	3,522	—	1/22/2025	4.50%	Fixed rate	1/21/2023

Total office buildings		633,090	565,254
Grand total		2,640,705	2,609,829
Less: deferred loan costs		(42,233)	(38,185)
Less: below market debt adjustment		(4,008)	(4,622)
Mortgage notes, net		$2,594,464	$2,567,022

Footnotes to Mortgage Notes Table

(1) Following the indicated interest only period (where applicable), monthly payments of accrued interest and principal are based on a 25 to 35-year amortization period through the maturity date.
(2) The mortgage has interest-only payment terms for the periods of June 1, 2023 through May 1, 2024 and from June 1, 2028 through May 1, 2029.
(3) The interest rate has a floor of 3.25%.
(4) Excludes mortgage debt on the Neapolitan Way grocery-anchored shopping center, which is held in an unconsolidated joint venture.
(5) A construction loan financing redevelopment of the property.
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Multifamily Communities

As of December 31, 2020, our multifamily community portfolio consisted of the following properties:

				Three months ended December 31, 2020
Property	Location	Number of units	Average unit size (sq. ft.)	Average physical occupancy	Average rent per unit

Same-Store Communities:
Aldridge at Town Village	Atlanta, GA	300	969	97.6%	$1,419
Green Park	Atlanta, GA	310	985	97.2%	$1,489
Overton Rise	Atlanta, GA	294	1,018	96.4%	$1,595
Summit Crossing I	Atlanta, GA	345	1,034	98.4%	$1,253
Summit Crossing II	Atlanta, GA	140	1,100	96.2%	$1,366
The Reserve at Summit Crossing	Atlanta, GA	172	1,002	96.1%	$1,344
Avenues at Cypress	Houston, TX	240	1,170	95.6%	$1,455
Avenues at Northpointe	Houston, TX	280	1,167	96.8%	$1,395
Vineyards	Houston, TX	369	1,122	96.2%	$1,202
Aster at Lely Resort	Naples, FL	308	1,071	95.3%	$1,439
Sorrel	Jacksonville, FL	290	1,048	95.1%	$1,342
Lux at Sorrel	Jacksonville, FL	265	1,025	95.1%	$1,383
525 Avalon Park	Orlando, FL	487	1,394	94.7%	$1,512
Citi Lakes	Orlando, FL	346	984	92.9%	$1,468
Luxe at Lakewood Ranch	Sarasota, FL	280	1,105	94.9%	$1,490
Venue at Lakewood Ranch	Sarasota, FL	237	1,001	91.6%	$1,515
Crosstown Walk	Tampa, FL	342	1,070	96.3%	$1,341
Overlook at Crosstown Walk	Tampa, FL	180	986	95.6%	$1,413
Citrus Village	Tampa, FL	296	980	95.5%	$1,353
Lenox Village	Nashville, TN	273	906	95.4%	$1,309
Regent at Lenox	Nashville, TN	18	1,072	90.7%	$1,399
Retreat at Lenox	Nashville, TN	183	773	94.5%	$1,254
CityPark View	Charlotte, NC	284	948	95.4%	$1,166
CityPark View South	Charlotte, NC	200	1,005	96.8%	$1,274
Colony at Centerpointe	Richmond, VA	255	1,149	95.9%	$1,397
Founders Village	Williamsburg, VA	247	1,070	95.8%	$1,399
Retreat at Greystone	Birmingham, AL	312	1,100	95.4%	$1,376
Vestavia Reserve	Birmingham, AL	272	1,113	97.8%	$1,554
Adara Overland Park	Kansas City, KS	260	1,116	95.1%	$1,374
Claiborne Crossing	Louisville, KY	242	1,204	96.8%	$1,345
City Vista	Pittsburgh, PA	272	1,023	93.5%	$1,457

Total/Average Same-Store Communities		8,299		95.6%

Stabilized Communities:
Stone Creek	Houston, TX	246	852	96.2%	$1,201
Artisan at Viera	Melbourne, FL	259	1,070	92.7%	$1,682
The Menlo	Jacksonville, FL	332	966	—	—
Village at Baldwin Park	Orlando, FL	528	1,069	95.6%	$1,661
The Blake	Orlando, FL	281	908	—	—
Parkside at the Beach	Panama City Beach, FL	288	1,041	95.1%	$1,390
Lodge at Hidden River	Tampa, FL	300	980	96.6%	$1,397
Five Oaks at Westchase	Tampa, FL	218	983	96.2%	$1,504
Horizon at Wiregrass	Tampa, FL	392	973	95.6%	$1,505

Total/Average Stabilized Communities		2,844		95.6%

Total multifamily community units		11,143

    For the three-month period ended December 31, 2020, our average same-store multifamily communities' physical occupancy was 95.6%. We calculate average same-store physical occupancy for quarterly periods as the average of the number of occupied units on the 20th day of each of the trailing three months from the reporting period end date and that have been owned for at least 15 full months as of the end of the first quarter of each year. We exclude the operating results of properties
FOURTH QUARTER 2020 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 16

for which construction of adjacent phases has commenced, properties which are undergoing significant capital projects, have sustained significant casualty losses, or are being marketed for sale as of the end of the reporting period. We believe "Same Property" information is useful as it allows both management and investors to gauge our management effectiveness via comparisons of financial and operational results between interim and annual periods for those subsets of multifamily communities owned for current and prior comparative periods.

    For the three-month period ended December 31, 2020, our average stabilized physical occupancy was 95.6%. We calculate average stabilized physical occupancy for quarterly periods as the average number of occupied units on the 20th day of each of the trailing three months from the reporting period end date. All of our multifamily communities were stabilized for the three-month period ended December 31, 2020 except The Blake and The Menlo that were both acquired during the fourth quarter 2020.

    For the three-month period ended December 31, 2020, our average economic occupancy was 95.5%. We define average economic occupancy as market rent reduced by vacancy losses, expressed as a percentage. All of our multifamily properties are included in these calculations except for properties which are not yet stabilized (which we define as properties having first achieved 93% physical occupancy for three full months in a quarter), properties which are owned for less than the entire reporting period and properties which are undergoing significant capital projects, have sustained significant casualty losses or are adding additional phases. We also exclude properties which are currently being marketed for sale, of which we had none at December 31, 2020. Average economic occupancy is useful both to management and investors as a gauge of our effectiveness in realizing the full revenue generating potential of our multifamily communities given market rents and occupancy rates.

Capital Expenditures

    We regularly incur capital expenditures related to our owned multifamily communities and student housing properties. Capital expenditures may be nonrecurring and discretionary, as part of a strategic plan intended to increase a property’s value and corresponding revenue-generating ability, or may be normally recurring and necessary to maintain the income streams and present value of a property. Certain capital expenditures may be budgeted and reserved for upon acquiring a property as initial expenditures necessary to bring a property up to our standards or to add features or amenities that we believe make the property a compelling value to prospective residents in its individual market. These budgeted nonrecurring capital expenditures in connection with an acquisition are funded from the capital source(s) for the acquisition and are not dependent upon subsequent property operating cash flows for funding. Since the onset of the COVID-19 pandemic, all nonrecurring and discretionary capital expenditures have been reviewed individually and approved on as-needed basis. Certain recurring safety-related operational capital expenditures have continued without interruption as they remain necessary for the continued normal operation of our properties.

FOURTH QUARTER 2020 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 17

For the three-month period ended December 31, 2020, our capital expenditures for multifamily communities consisted of:

	Capital Expenditures - Multifamily Communities
	Recurring		Non-recurring		Total
(in thousands, except per-unit figures)	Amount	Per Unit	Amount	Per Unit	Amount	Per Unit
Appliances	$131	$11.87	$—	$—	$131	$11.87
Carpets	490	44.85	—	—	490	44.85
Wood / vinyl flooring	36	3.34	72	6.44	108	9.78
Mini blinds and ceiling fans	29	2.60	—	—	29	2.60
Fire safety	—	—	117	10.63	117	10.63
HVAC	128	11.63	—	—	128	11.63
Computers, equipment, misc.	40	3.70	29	2.62	69	6.32
Elevators	—	—	29	2.68	29	2.68
Exterior painting	—	—	101	9.03	101	9.03
Leasing office and other common amenities	36	3.24	101	8.98	137	12.22
Major structural projects	—	—	704	64.51	704	64.51
Cabinets and countertop upgrades	—	—	376	34.42	376	34.42
Landscaping and fencing	—	—	203	18.65	203	18.65
Parking lot	—	—	224	20.79	224	20.79
Signage and sanitation	—	—	45	4.15	45	4.15
Totals	$890	$81.23	$2,001	$182.90	$2,891	$264.13

For the three-month period ended December 31, 2020, our capital expenditures for student housing properties consisted of:

	Capital Expenditures - Student Housing Properties
	Recurring		Non-recurring		Total
(in thousands, except per-bed figures)	Amount	Per Bed	Amount	Per Bed	Amount	Per Bed
Appliances	$15	$5.70	$—	$—	$15	$5.70
Carpets	2	6.70	—	—	2	6.70
Wood / vinyl flooring	1	0.28	1	0.28	2	0.56
Mini blinds and ceiling fans	2	0.98	—	—	2	0.98
Fire safety	—	—	29	7.85	29	7.85
HVAC	42	12.78	—	—	42	12.78
Computers, equipment, misc.	2	1.91	2	2.83	4	4.74
Elevators	—	—	7	1.84	7	1.84
Exterior painting	—	—	—	—	—	—
Leasing office and other common amenities	—	—	1	3.79	1	3.79
Major structural projects	—	—	6	27.10	6	27.10
Cabinets and counter top upgrades	—	—	—	—	—	—
Landscaping and fencing	—	—	1	1.65	1	1.65
Parking lot	—	—	—	—	—	—
Signage and sanitation	—	—	—	—	—	—
Unit furniture	54	25.17	—	—	54	25.17
Totals	$118	$53.52	$47	$45.34	$165	$98.86

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Grocery-Anchored Shopping Center Portfolio

As of December 31, 2020, our grocery-anchored shopping center portfolio consisted of the following properties:

Property name	Location	Year built	GLA (1)		Percent leased	Grocery anchor tenant

Castleberry-Southard	Atlanta, GA	2006	80,018		98.3%	Publix
Cherokee Plaza	Atlanta, GA	1958	102,864		100.0%	Kroger
Governors Towne Square	Atlanta, GA	2004	68,658		95.9%	Publix
Lakeland Plaza	Atlanta, GA	1990	301,711		95.3%	Sprouts
Powder Springs	Atlanta, GA	1999	77,853		92.5%	Publix
Rockbridge Village	Atlanta, GA	2005	102,432		84.4%	Kroger
Roswell Wieuca Shopping Center	Atlanta, GA	2007	74,370		97.8%	The Fresh Market
Royal Lakes Marketplace	Atlanta, GA	2008	119,493		91.4%	Kroger
Sandy Plains Exchange	Atlanta, GA	1997	72,784		98.8%	Publix
Summit Point	Atlanta, GA	2004	111,970		83.9%	Publix
Thompson Bridge Commons	Atlanta, GA	2001	92,587		97.5%	Kroger
Wade Green Village	Atlanta, GA	1993	74,978		95.9%	Publix
Woodmont Village	Atlanta, GA	2002	85,639		98.6%	Kroger
Woodstock Crossing	Atlanta, GA	1994	66,122		100.0%	Kroger
East Gate Shopping Center	Augusta, GA	1995	75,716		90.4%	Publix
Fury's Ferry	Augusta, GA	1996	70,458		93.2%	Publix
Parkway Centre	Columbus, GA	1999	53,088		97.7%	Publix
Greensboro Village	Nashville, TN	2005	70,203		98.3%	Publix
Spring Hill Plaza	Nashville, TN	2005	66,693		100.0%	Publix
Parkway Town Centre	Nashville, TN	2005	65,587		100.0%	Publix
The Market at Salem Cove	Nashville, TN	2010	62,356		100.0%	Publix
The Market at Victory Village	Nashville, TN	2007	71,300		100.0%	Publix
The Overlook at Hamilton Place	Chattanooga, TN	1992	213,095		99.3%	The Fresh Market
Shoppes of Parkland	Miami-Ft. Lauderdale, FL	2000	145,720		100.0%	BJ's Wholesale Club
Crossroads Market	Naples, FL	1993	126,895		98.6%	Publix
Neapolitan Way (2)	Naples, FL	1985	137,580		91.5%	Publix
Berry Town Center	Orlando, FL	2003	99,441		83.0%	Publix
Deltona Landings	Orlando, FL	1999	59,966		98.4%	Publix
University Palms	Orlando, FL	1993	99,172		98.9%	Publix
Disston Plaza	Tampa-St. Petersburg, FL	1954	129,150		97.5%	Publix
Barclay Crossing	Tampa, FL	1998	54,958		100.0%	Publix
Polo Grounds Mall	West Palm Beach, FL	1966	130,285		100.0%	Publix
Kingwood Glen	Houston, TX	1998	103,397		97.1%	Kroger
Independence Square	Dallas, TX	1977	140,218		86.6%	Tom Thumb
Midway Market	Dallas, TX	2002	85,599		90.3%	Kroger
Oak Park Village	San Antonio, TX	1970	64,855		100.0%	H.E.B.
Irmo Station	Columbia, SC	1980	99,384		90.8%	Kroger
Rosewood Shopping Center	Columbia, SC	2002	36,887		93.5%	Publix
Anderson Central	Greenville Spartanburg, SC	1999	223,211		94.2%	Walmart
Fairview Market	Greenville Spartanburg, SC	1998	46,303		97.0%	Aldi
Brawley Commons	Charlotte, NC	1997	122,028		99.2%	Publix
West Town Market	Charlotte, NC	2004	67,883		100.0%	Harris Teeter
Heritage Station	Raleigh, NC	2004	72,946		100.0%	Harris Teeter
Maynard Crossing	Raleigh, NC	1996	122,781		92.7%	Harris Teeter
Wakefield Crossing	Raleigh, NC	2001	75,927		98.2%	Food Lion
Southgate Village	Birmingham, AL	1988	75,092		96.8%	Publix
Hollymead Town Center	Charlottesville, VA	2005	158,807		92.8%	Harris Teeter
Free State Shopping Center	Washington, DC	1970	264,152		97.3%	Giant

			4,922,612		95.6%
Redevelopment properties:
Champions Village	Houston, TX	1973	383,346		68.8%	Randalls
Sweetgrass Corner	Charleston, SC	1999	89,124		29.1%	(3)
Conway Plaza	Orlando, FL	1966	117,705		76.3%	Publix
Hanover Center (4)	Wilmington, NC	1954	305,346		81.1%	Harris Teeter
Gayton Crossing	Richmond, VA	1983	158,316	(5)	76.1%	Kroger
Fairfield Shopping Center (4)	Virginia Beach, VA	1985	231,829		86.2%	Food Lion

			1,285,666		73.7%
Grand total/weighted average			6,208,278		91.0%

(1) Gross leasable area, or GLA, represents the total amount of property square footage that can be leased to tenants.
(2) Investment in an unconsolidated joint venture that is not prorated for our ownership percentage.
FOURTH QUARTER 2020 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 19

(3) Bi-Lo (the former anchor tenant) had extended their term through April 30, 2019 and had no further right or option to extend their lease.
(4) Property is owned through a consolidated joint venture.
(5) The GLA figure shown excludes the GLA of the Kroger store, which is owned by others.

    As of December 31, 2020, our grocery-anchored shopping center portfolio was 91.0% leased (95.6% excluding redevelopment properties). We define percent leased as the percentage of gross leasable area that is leased as of the period end date, including non-cancelable lease agreements that have been signed which have not yet commenced. This metric is used by management to gauge the extent to which our grocery-anchored shopping centers are delivering their total potential rental and other revenues.

    Details regarding lease expirations (assuming no exercises of tenant renewal options) within our grocery-anchored shopping center portfolio as of December 31, 2020 were:

	Totals
	Number of leases	Leased GLA		Percent of leased GLA

Month to month	14	26,085		0.5%
2021	150	430,821		7.6%
2022	183	634,522		11.3%
2023	149	650,023		11.5%
2024	129	1,184,959		21.0%
2025	122	981,750		17.4%
2026	48	368,268		6.5%
2027	29	193,733		3.4%
2028	28	357,227		6.3%
2029	25	151,566		2.7%
2030	16	114,687		2.0%
2031 +	20	547,821		9.8%

Total	913	5,641,462	5641462	100.0%

    The Company's grocery-anchored shopping center portfolio contained the following anchor tenants as of December 31, 2020:

Tenant	GLA	Percent of total GLA
Publix	1,179,030	19.0%
Kroger	581,593	9.4%
Harris Teeter	273,273	4.4%
Wal-Mart	183,211	3.0%
BJ's Wholesale Club	108,532	1.7%
Food Lion	76,523	1.2%
Giant	73,149	1.2%
Randall's	61,604	1.0%
H.E.B	54,844	0.9%
Tom Thumb	43,600	0.7%
The Fresh Market	43,321	0.7%
Sprouts	29,855	0.5%
Aldi	23,622	0.4%

Total	2,732,157	44.1%

    The Company's Annual Report on Form 10-K for the year ended December 31, 2020 will present income statements of New Market Properties, LLC within the Results of Operations section of Management's Discussion and Analysis of Financial Condition and Results of Operations.

FOURTH QUARTER 2020 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 20

    Second-generation capital expenditures within our grocery-anchored shopping center portfolio by property for the fourth quarter 2020 totaled approximately $501,000. Second-generation capital expenditures exclude those expenditures made in our grocery-anchored shopping center and office building portfolios (i) to lease space to "first generation" tenants (i.e. leasing capital for existing vacancies and known move-outs at the time of acquisition), (ii) to bring recently acquired properties up to our ownership standards, and (iii) for property redevelopments and repositioning.

Office Building Portfolio

    As of December 31, 2020, our office building portfolio consisted of the following properties:

Property Name	Location	GLA	Percent leased
Three Ravinia	Atlanta, GA	814,000	92%
150 Fayetteville	Raleigh, NC	560,000	91%
Capitol Towers	Charlotte, NC	479,000	98%
CAPTRUST Tower	Raleigh, NC	300,000	98%
Westridge at La Cantera	San Antonio, TX	258,000	100%
Morrocroft Centre	Charlotte, NC	291,000	95%
Armour Yards	Atlanta, GA	187,000	93%
Brookwood Center	Birmingham, AL	169,000	100%
Galleria 75	Atlanta, GA	111,000	90%

Total/Average		3,169,000	95%

The Company's office building portfolio includes the following significant tenants:

	Rentable square footage	Percent of Annual Base Rent	Annual Base Rent (in thousands)
InterContinental Hotels Group	495,000	13.8%	$11,876
Albemarle	162,000	6.6%	5,727
CapFinancial	105,000	4.3%	3,738
USAA	129,000	3.7%	3,196
Vericast	129,000	3.4%	2,953

Total	1,020,000	31.8%	$27,490

    The Company defines Annual Base Rent as the current monthly base rent annualized under the respective leases.

    The Company's leased square footage of its office building portfolio expires according to the following schedule:

		Percent of
Year of lease expiration	Rented square	rented
	feet	square feet
2021	215,000	7.3%
2022	128,000	4.3%
2023	124,000	4.2%
2024	279,000	9.4%
2025	255,000	8.6%
2026	265,000	8.9%
2027	328,000	11.1%
2028	246,000	8.3%
2029	57,000	1.9%
2030	177,000	6.0%
2031 +	888,000	30.0%

Total	2,962,000	100.0%
    The Company recognized second-generation capital expenditures within its office building portfolio of approximately $366,000 during the fourth quarter 2020.
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Definitions of Non-GAAP Measures

    We disclose FFO, Core FFO, AFFO and NOI, each of which meet the definition of a “non-GAAP financial measure”, as set forth in Item 10(e) of Regulation S-K promulgated by the SEC. As a result we are required to include in this filing a statement of why the Company believes that presentation of these measures provides useful information to investors. The non-GAAP measures of FFO, Core FFO, AFFO and NOI should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further FFO, Core FFO, AFFO and NOI should be compared with our reported net income or net loss and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements. FFO, Core FFO and AFFO are not considered measures of liquidity and are not alternatives to measures calculated under GAAP.

Funds From Operations Attributable to Common Stockholders and Unitholders (“FFO”)

    FFO is one of the most commonly utilized Non-GAAP measures currently in practice. In its 2002 “White Paper on Funds From Operations,” which was restated in 2018, the National Association of Real Estate Investment Trusts, or NAREIT, standardized the definition of how Net income/loss should be adjusted to arrive at FFO, in the interests of uniformity and comparability. We have adopted the NAREIT definition for computing FFO as a meaningful supplemental gauge of our operating results, and as is most often presented by other REIT industry participants.

    The NAREIT definition of FFO (and the one reported by the Company) is:

Net income/loss, excluding:
◦depreciation and amortization related to real estate;
◦gains and losses from the sale of certain real estate assets;
◦gains and losses from change in control and
◦impairment writedowns of certain real estate assets and investments in entities where the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.

    Not all companies necessarily utilize the standardized NAREIT definition of FFO, so caution should be taken in comparing the Company’s reported FFO results to those of other companies. The Company’s FFO results are comparable to the FFO results of other companies that follow the NAREIT definition of FFO and report these figures on that basis. FFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.

Core Funds From Operations Attributable to Common Stockholders and Unitholders (“Core FFO”)

    The Company makes adjustments to FFO to remove costs incurred and revenues recorded that are singular in nature and outside the normal operations of the Company and portray its primary operational results. The Company calculates Core FFO as:

FFO, plus:
• acquisition and pursuit (dead deal) costs;
• loan cost amortization on acquisition term notes and loan coordination fees;
• contingent management fees recognized upon property sales;
• losses on debt extinguishments or refinancing costs;
• internalization costs;
• expenses incurred on calls of preferred stock;
• deemed dividends for redemptions of and non-cash dividends on preferred stock;
• expenses related to the COVID-19 global pandemic; and

Less:
• earnest money forfeitures by prospective asset purchasers.

Core FFO figures reported by us may not be comparable to Core FFO figures reported by other companies. We utilize Core FFO as a supplemental measure of the operating performance of our portfolio of real estate assets. We believe Core FFO is useful to investors as a supplemental gauge of our operating performance and may be useful in comparing our operating performance with other real estate companies. Since our calculation of Core FFO removes costs incurred and revenues recorded
FOURTH QUARTER 2020 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 22

that are often singular in nature and outside the normal operations of the Company, we believe it improves comparability to investors in assessing our core operating results across periods. Core FFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.

Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders (“AFFO”)

    AFFO makes further adjustments to Core FFO results in order to arrive at a more refined measure of operating and financial performance. There is no industry standard definition of AFFO and practice is divergent across the industry. The Company calculates AFFO as:

Core FFO, plus:
• non-cash equity compensation to directors and executives;
• non-cash (income) expense for current expected credit losses;
• amortization of loan closing costs;
• depreciation and amortization of non-real estate assets;
• net loan origination fees received;
• deferred interest income received;
• amortization of lease inducements;
• cash received in excess of (exceeded by) amortization of purchase option termination revenues;
• earnest money forfeiture from prospective asset purchaser;

Less:
• non-cash loan interest income;
• cash paid for loan closing costs;
• amortization of acquired real estate intangible liabilities and straight-line rent adjustments;
• amortization of deferred revenues; and
• normally-recurring capital expenditures and capitalized second generation leasing costs.

    AFFO figures reported by us may not be comparable to those AFFO figures reported by other companies. We utilize AFFO as another measure of the operating performance of our portfolio of real estate assets. We believe AFFO is useful to investors as a supplemental gauge of our operating performance and may be useful in comparing our operating performance with other real estate companies. Since our calculation of AFFO removes other significant non-cash charges and revenues and other costs which are not representative of our ongoing business operations, we believe it improves comparability to investors in assessing our core operating results across periods. AFFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders. FFO, Core FFO and AFFO are not considered measures of liquidity and are not alternatives to measures calculated under GAAP.

Multifamily Communities' Same-Store Net Operating Income (“NOI”)

    We use same store net operating income as an operational metric for our same-store communities, enabling comparisons of those properties’ operating results between the current reporting period and the prior year comparative period. We define our population of same-store communities as those that are stabilized and that have been owned for at least 15 full months, as of the end of the first quarter of each year, and exclude the operating results of properties for which construction of adjacent phases has commenced, and properties which are undergoing significant capital projects, have sustained significant casualty losses, or are being marketed for sale as of the end of the reporting period. We define net operating income as rental and other property revenues, less total property and maintenance expenses, property management fees, real estate taxes, general and administrative expenses, and property insurance. We believe that net operating income is an important supplemental measure of operating performance for REITs because it provides measures of core operations, rather than factoring in depreciation and amortization, financing costs, acquisition costs, and other corporate expenses. Net operating income is a widely utilized measure of comparative operating performance in the REIT industry, but is not a substitute for the most comparable GAAP-compliant measure, net income/loss.

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About Preferred Apartment Communities, Inc.

    Preferred Apartment Communities, Inc. (NYSE: APTS) is a real estate investment trust engaged primarily in the ownership and operation of Class A multifamily properties, with select investments in grocery-anchored shopping centers and Class A office buildings. Preferred Apartment Communities’ investment objective is to generate attractive, stable returns for stockholders by investing in income-producing properties and acquiring or originating real estate loans for multifamily properties. As of December 31, 2020, the Company owned or was invested in 116 properties in 13 states, predominantly in the Southeast region of the United States.

FOURTH QUARTER 2020 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 24